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                                                                    EXHIBIT 10.5

                                     LEASE

       THIS LEASE is dated as of the 19th day of May, 1999.

BETWEEN:

                            ATLANTIS REAL ESTATE CORPORATION
                            as agents for the Owner,

                            (the "Landlord")

                                                        OF THE FIRST PART


                            HYDROGENICS CORPORATION INCORPORATED

                            (the "Tenant")

                                                        OF THE SECOND PART

       IN CONSIDERATION OF the mutual convenants and conditions herein contained, the parties hereto agree as follows:

1.     DEMISE

       (a) In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be respectively paid, observed and performed, the Landlord hereby leases to the Tenant all and singular that certain parcel or tract of land and premises situate, lying and being in the City of Vaughan, in the Province of Ontario, and being more particularly described in Schedule A annexed hereto, together with all buildings and improvements (including all heating, ventilating, air conditioning, mechanical, sprinkler, electrical and utility equipment and machinery) erected thereon and used in connection therewith and all appurtenances thereto from time to time (all of which are collectively hereinafter referred to as the "Premises"). The Premises are municipally known as 100 Caster Avenue, containing 13,600 sq. ft. more or less of space.

       (b) INSPECTION: The Tenant acknowledges that it has examined the Premises and is familiar with the condition thereof and the permitted uses thereof. The Tenant accepts the Premises on an "as is" basis and agrees that the Landlord shall not be obligated or required to perform any work on or correct any condition of the Premises prior to the commencement of the Term or at any time thereafter, except as, provided herein.

       (c) CONDITION: The Landlord warrants that all mechanical, electrical, air conditioning, heating and ventilation systems are in good working condition at the commencement of the lease term.

       (d) OCCUPANCY: The Tenant may, in agreement with the existing tenant, Atlas Copco, take occupancy at an earlier date, prior to July 30, 1999, as long as the Lease has been signed.

              Any rental fees and charges, such as proportionate Realty Tax payments, are subject to such an individual agreement between the parties. Occupancy while the Atlas Copco lease is still in effect is subject to the terms of said Lease. Terms and conditions agreed to in the new lease agreement between the Landlord and the Tenant will take effect as per August 1, 1999.

2.     TERM

       (a) To have and to hold the Premises, unless such term shall be otherwise terminated as hereinafter provided, for and during the period of THREE (3) years, to be computed from and inclusive of the first day of AUGUST, 1999 (the "Commencement Date") and from thenceforth next ensuing and fully to be complete ended on the 31st day of JULY, 2002 (the "Term")

       (b) OPTION TO RENEW: The Landlord covenants with the Tenant that if the Tenant duly and regularly pays the Rent and any and all amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed, punctually and in accordance with the provisions of this Lease, the Landlord will at the expiration of the Term on written notice received by the Landlord not more than NINE (9) months and not less than SIX
              (6) months prior to the expiration of the initial Term, grant to the Tenant the right to renew the term for a further TWO (2) years (the "Renewal Term") on the same general terms and conditions as in the Lease then in force at the
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              commencement of the Renewal Term being used by the Landlord for the Premises, save and except for the right of further renewal and Minimum Rent. The Minimum Rent for the Renewal Term shall be the then current market rental for similar Premises in the area prevailing at the date the notice was given. The Minimum Rent shall be determined by and agreed upon by the Landlord and the Tenant between six (6) months and three (3) months prior to the expiry of the initial Term, failing which it shall be subject to arbitration between the parties in accordance with the Arbitration Act, Ontario, and the renewal of the Lease shall be completed by the parties prior to the commencement of the Renewal Term, but in no event shall the Minimum Rent per annum be less than the Minimum Rent for the last year of the Term just ending.

3.     MINIMUM RENT

       (a) Yielding and paying therefor yearly and every year during the Term hereby granted the following sum of lawful money of Canada as an annual minimum rent (the "Minimum Rent"), together with Additional Rent hereinafter reserved for the period of the Term commencing on the 1st day of AUGUST, 1999 to the 31st day of JULY, 2002, the sum of EIGHTY THOUSAND, NINE HUNDRED AND TWENTY DOLLARS AND ZERO CENTS ($80,920.00), payable in advance in equal consecutive monthly installments of SIX THOUSAND, SEVEN HUNDRED AND FORTY-THREE DOLLARS AND THIRTY-THREE CENTS ($6,743.33), on the first day of each month during such period.

       (b) DEPOSIT: The Landlord acknowledges receipt from the Tenant of the sum of FOURTEEN THOUSAND, FOUR HUNDRED AND THIRTY DOLLARS AND SEVENTY-THREE CENTS ($14,430.73) to be applied on account of the Minimum Rent coming due and owing for the first and last months of the term.

       (c) POSTDATED CHEQUES: The Tenant shall deliver to the Landlord on or before the Commencement Date a series of postdated cheques in respect of the monthly payments of Minimum Rent, and any other payments required by this lease to be paid by the Tenant monthly in advance for the first twelve months of the Term and shall, one month before each anniversary date, give twelve postdated cheques for the ensuing twelve months.

       (d) All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord's office, or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing to the Tenant.

4.     ADDITIONAL RENT

       (a) Any and all sums of money or charges required to he paid by the Tenant under this Lease (except Minimum Rent), shall be deemed and paid as Additional Rent, whether or not the same are designated as Additional Rent hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are payable in lawful money of Canada without any deduction, setoff or abatement whatsoever. Additional rent is due and payable with the next monthly installment of Minimum Rent, unless otherwise provided herein, but in any event, such Additional Rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly installments in advance with annual adjustments, if necessary, and all Additional Rent is deemed to he accruing due on a day to day basis.

5.     USE OF PREMISES

       (a) The Tenant shall not use or occupy the Premises for any purpose other than for offices and the manufacturing of data acquisitions and power source equipment. The Tenant, in the use and occupation of the Premises and in the prosecution or conduct of any business therein shall comply with all requirements of all laws, by-laws, zoning or otherwise, orders, ordinances, rules and regulations of any federal, provincial or municipal authorities and with any direction or certificate of occupancy issued pursuant to any law by any public officer or officers. The Tenant shall operate its business in a diligent, active and continuous manner in the whole of the Premises throughout the Term of this Lease.

       (b) The Tenant will not do or omit to do or permit to be done or omitted to be done upon or in respect of the Premises anything the doing or omission of which is forbidden by law or would be or result in a nuisance, or use or operate any apparatus or appliance which may cause annoyance to the Landlord. The Tenant covenants that it will not use or permit to be used all or any part of the Premises for any dangerous, noxious or offensive trade or business, or cause or permit the Premises or any part thereof to be used for the purpose of any bankruptcy, liquidation or auction sale.

       (c) ENVIRONMENT: The Tenant warrants that the Premises will not be used in any manner which would deposit in, add to, emit or discharge into the natural environment or into the Premises any contaminant, including any solid, liquid, gas, odour, heat, sound, vibration, radiation ("Contaminants"), or a combination thereof, resulting directly or indirectly from the activities of the Tenant or its agents, contractors, invitees, or licensees which:
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              (I)    impairs the quality of the natural environment or the
                     Premises;
              (ii)   causes damage to property, plant, or animal life;
              (iii)  causes material discomfort or harm to any person;
              (iv)   adversely impairs the health or safety of any person;
              (v) renders any property, plant or animal life unfit for human use; or
              (vi)   interferes with the normal conduct of business.

              The Tenant will neither construct, alter or replace any structure, equipment, apparatus, or mechanism which may emit or discharge any Contaminant into any part of the natural environment or the Premises nor alter any process or rate of production with the result that a Contaminant may be emitted or discharged into the natural environment or the Premises without first obtaining a Certificate of Approval for the methods or devices to be used to control the emission or discharge from a Director appointed by the Ministry of the Environment pursuant to Section 4 of the Environmental Protection Act, R.S.O. 1990, c. E. 19, as amended, and providing a copy and obtaining a receipt therefore from the Landlord.

              The Tenant covenants with the landlord to notify the Landlord at once in the event any Contaminants are produced on or brought onto the Premises by the Tenant or its agents, contractors, suppliers, invitees or licensees, and to enter into a contract with a properly authorized disposal authority for the neutralizing or disposal of such Contaminants, and the Tenant shall leave the Premises at the termination of this Lease, free from all pollution by such Contaminants.

              The Tenant covenants that it will not store any Contaminants on the Premises and if such Contaminants are produced on the Premises, it will at once notify the Landlord and enter into a contract with a property authorized disposal authority for the neutralizing or disposal of such Contaminants.

              The Tenant will at the date of termination of this Lease, remove at its sole cost and expense any and all waste resulting from the Tenant's use and occupation of the Premises including, without limitation, ashes, garbage, refuse, industrial or domestic waste.

              The Tenant shall not carry on any business or operation or permit any thing to be done on the Premises which contravenes any Environmental Laws

              "Environmental Laws" means any treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, together with any order, decision, ruling, decree or award of any governmental or regulatory authority relating, in whole or in part, to the protection and enhancement of the Environment, occupational safety, product liability, public health, public safety and transportation of dangerous goods including, without limitation, the Environmental Protection Act, the Ontario Water Resources Act, the Clean Air Act, the Environmental Contaminants Act, the Pesticides Act and the Dangerous Goods Transportation Act.

              LANDLORD ACKNOWLEDGES THAT THE TENANT WILL BE USING INDUSTRIAL GASES, PAINTS, PETROLEUM BASED FLUIDS, ETC. IN ITS MANUFACTURING AND PRODUCT TESTING PROCESSES. THE TENANT SHALL NOT BE LIABLE FOR ANY COSTS OR DAMAGES ARISING FROM BREACH OF ENVIRONMENTAL LAWS BY ANOTHER PARTY INCLUDING, WITHOUT LIMITATION, THE LANDLORD, A PREVIOUS TENANT OR A PREVIOUS OCCUPIER OF THE PREMISES.

       (d) The Tenant acknowledges that the landlord has made no investigation of the Tenant's proposed use of the Premises and no representation has been made as to the acceptability thereof.

       (e) The Landlord and its agents, servants, employees and representatives including such experts and technical personnel as the Landlord deems necessary, shall have the right to inspect (including testing) the Premises at any time or times during the Term of any renewal thereof, upon reasonable prior notice to the Tenant, for the purpose of determining whether the operation of the Tenant complies with the above provisions. The Tenant shall pay as Additional Rent any costs incurred by the landlord in making such inspections. Such costs shall be paid forthwith upon demand. In the event that the Landlord, acting reasonably, determines that the Tenant is in breach of the above covenants, then the Landlord shall provide the Tenant with notice in writing of the breach and the Tenant shall after receipt of such notice immediately commence to rectify such breach at the Tenant's expense. In the event that the Tenant does not immediately commence to rectify such breach, then the Landlord at its option and in its sole discretion may terminate this Lease without any further notice or may rectify such breach at the cost of the Tenant, and the Tenant shall forthwith upon demand reimburse the Landlord for the cost of rectification and such sum shall be considered to be Additional Rent under this Lease and collectible as Additional Rent. Provided further that in the event the Tenant takes action to rectify such breach as noted above, the Tenant shall complete such rectification within thirty (30) days after receipt of notice given above by the Landlord. In every event, the Tenant shall be fully responsible for all damage which may be caused as a result of the breach of any provision contained in Sections 5(d) and 5(e) hereof by the Tenant, its agents, servants, employees, contractors, suppliers, invitees or licensees and shall indemnify the Landlord from all liability and claims of any nature arising therefrom. The covenant of indemnity contained herein shall survive the termination of this Lease notwithstanding anything herein to the contrary. The Tenant agrees that the making of inspections or remedial work by the Landlord pursuant to this
              Section 5(e) shall not constitute a reentry or a breach of any covenant for quiet enjoyment contained in this Lease.
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                          In addition, the Tenant shall during the Term and any
                          renewal thereof permit the Landlord, at the Landlord's expense, to conduct a Phase 1 Audit and/or Phase II Audit, commission a survey of the Premises and commission and/or conduct such other reports, plans and studies with respect to any facility contained within the Premises (collectively, the "Studies") as the Landlord shall require. In conducting or commissioning the Studies, the Landlord shall use its reasonable best efforts not to interfere with the operations of the Tenant.

                 (f)      DELETED

6.               TENANT'S COVENANTS

                 The Tenant hereby covenants and agrees with the Landlord as follows:

                 (a) COVENANT TO PAY: To pay Rent and Additional Rent without deduction, abatement or setoff.

                 (b) BUSINESS TAXES: The Tenant shall pay, in each and every year during the Term, as Additional Rent, and discharge within twenty (20) days after same shall become due and payable, any or all taxes, rates, duties, assessments and other charges that may now or in the future be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Premises (whether installed by the Tenant or by the Landlord on behalf of the Tenant) and every tax and license fee in respect of any and every business carried thereon or therein in respect of the use or occupancy thereof by the Tenant (and every subtenant or licensee), whether such taxes, rates, duties, assessments and license fees are charged by any municipal, parliamentary, school or other body during the Term hereby demised. The tenant will indemnify and keep indemnified the Landlord from and against payments of all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, levies, rates, duties, assessments, license fees (including all Realty Taxes pursuant to Section 6(c) hereof), and any and all taxes which may in future be levied in lieu of such taxes; and any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Section 6(b) may be collected by the Landlord as Rent with all rights of distress and otherwise as reserved to the Landlord in respect of Rent arrears. The Tenant further covenants and agrees that upon written request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this
                          Section 6(b) which were due and payable up to one (1) month prior to such request, and will furnish such other information in connection therewith as the Landlord may reasonably require.

                 (c)      REALTY TAXES:

                 (i) The Tenant will, as Additional Rent, in each and every year during the Term and within the time or times hereinafter provided, pay directly to the taxing authority or to the Landlord as the Landlord may direct from time to time, and discharge all taxes (including local improvement rates), rates, duties, levies, fees, charges and assessments whatsoever imposed, assessed, levied or charged now or in the future by any municipal, regional, provincial, federal, parliamentary or other governmental body, corporate authority, agency or commission ("Realty Taxes") against the Premises and/or the Landlord in connection therewith during the Term hereby demised. The Tenant agrees to provide the Landlord within ten
                          (10) days after demand therefor by the Landlord with a copy of any real property tax bill and real property assessment notice for the Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such Realty Taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require.

                 (ii) The amount payable by the Tenant pursuant to Section 6(c)(i) may be estimated by the Landlord for such period or periods as the Landlord may determine from time to time, and upon written request from the Landlord, the Tenant shall pay to the Landlord the amount so estimated in monthly installments in advance during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if the Landlord decides to be responsible in the first instance for the payment of such Realty Taxes in respect of the Premises in accordance with the provisions of this Section 6(c) and if at any time when payment by the Landlord of such Realty Taxes, whether interim, installment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such Realty Taxes, the Tenant shall forthwith, upon demand, pay, as Additional Rent, the amount determined as aforesaid of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjust all payments made by the Tenant on account of such Realty Taxes in accordance with such final real property tax bill. The Tenant shall pay any and all costs and expenses incurred by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant (with the prior consent of the Landlord) of such Realty Taxes levied or assessed against the Premises.

                 (d) UTILITIES: The Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or any other charges levied or assessed on or in respect of the Premises, and for all fittings, machines, apparatus or other things leased in respect thereof and for all work or services performed by any corporation or commission in connection with such public or private utilities. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Premises.
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                 (e)      MAINTENANCE AND REPAIR:  The Tenant shall, at its
                          sole cost and expense and at all times throughout the Term, keep and maintain the whole of the Premises and every part thereof (including, without limitation, all equipment, machinery and fixtures therein and all appurtenances thereof and improvements thereto) in good order, repair and first class condition, as would a prudent owner. Without in any way limiting the generality of the foregoing, the Tenant shall promptly make all needed repairs or replacements in and to the Premises, including, without limitation, all repairs or replacements which are interior and exterior and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, it being understood, confirmed and agreed by the Tenant that the Landlord shall not at any time during the Term of this Lease be required or called upon to make any repairs or replacements in and to the Premises of any nature or kind whatsoever, except that the Landlord shall be responsible, at Landlord's expense, for all repairs to the structure including foundations, roof structure and walls. Provided that any repairs or replacements performed by the Tenant which involve work on the roof of the Building, including, without limitation, repairs or replacement to the HVAC system, shall be performed by a roofing contractor appointed by the Landlord or under the supervision of the Landlord's engineer. The Tenant's obligation to maintain and repair and, where necessary, replace, shall extend to all driveways, sidewalks, parking areas and landscaping generally. The Tenant shall be responsible at its own cost and expense for all snow removal.

                 (f) ENTRY BY LANDLORD: It shall be lawful for the Landlord and its agents, at all reasonable times during the Term upon reasonable notice to the Tenant, to enter the Premises to inspect the condition thereof. Where an inspection reveals repairs or replacements are necessary, the Landlord shall give the Tenant notice in writing that such repairs are to be commenced and thereupon the Tenant will make the necessary repairs in a good and workmanlike manner and to the satisfaction of the Landlord. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Upon the Tenant's failure to repair upon notice as herein provided, the Landlord may, but shall not be obligated to, make such repairs or replacements, and the Tenant shall forthwith pay upon demand the Landlord's costs for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as Additional Rent. The Tenant agrees that the making of any repairs or replacements by the Landlord pursuant to this Section 6(f) is not a reentry or a breach of any covenant for quiet enjoyment contained in this Lease.

                 (g) LIENS: The Tenant covenants that it will not suffer or permit any construction liens, or other liens or orders for the payment of money to be registered against the Premises during the Term by reason, or arising out of any labour or material, work or service tarnished to the Tenant or to anyone claiming through the Tenant and should any such lien or order be so registered the Tenant shall satisfy and discharge the same forthwith, and should the Tenant fail or neglect so to do within fifteen (15) days after written notice thereof from the Landlord, tile Landlord may, but without obligation so to do, satisfy and discharge such lien and may add to the next ensuing installment of Rent the amount of such lien and all legal and other expenses including solicitors' fees and bond premiums, together with interest thereon from the date of payment, which shall thereupon become due and payable as additional Rent. The Tenant shall defend all suits to enforce such lien or order whether against the Landlord or the Tenant at the Tenant's sole cost and expense.
                          The Tenant hereby indemnifies the Landlord against any expense incurred by the Landlord as a result of such lien or order.

                 (h) SURRENDER OF THE PREMISES: The Tenant will, at the expiration or sooner determination of the Term, peaceably surrender and yield up unto the Landlord, the Premises, with the appurtenances, together with all buildings and erections which at any time during the Term shall be made therein or thereon, in a broom-swept condition and in as good condition and repair as the Tenant is required to maintain the Premises hereunder and shall surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Rent and shall inform the Landlord of all combinations on all locks, safes and vaults in the Premises.

                 (i)      HEAT (AND AIR-CONDITIONING, IF APPLICABLE):

                          (a) The Tenant shall heat (and air-condition if the Premises contain air-conditioning equipment) the Premises in a reasonable manner at its own expense from existing heating equipment supplied by the Landlord (and from existing air-conditioning equipment, if any) so as to prevent damage by cold or frost to the Premises and to maintain and keep in good repair the heating equipment (and air-conditioning, equipment if any) including, without limitation, repairs and maintenance occasioned by every day wear and tear, and replacements required to maintain such heating equipment (and air-conditioning equipment, if any) and all other expenses in connection therewith.

                          (b) In this regard the Tenant shall at its own expense, obtain and keep in good standing during the Term of the Lease a maintenance and service contract on the heating equipment (and air conditioning equipment, if any) issued by mechanical contractor approved by the Landlord and shall supply the Landlord with a copy of such contract.

                 (j) COMPLIANCE WITH LAWS: The Tenant shall, at its sole cost and expense, comply with all statutes, by-laws, rules, regulations, ordinances, orders and other requirements of any federal, provincial, municipal or other competent authority or of any of their departments, and with all rules, regulations and recommendations of the Insurance Advisory Organization of Canada or any body having a similar function, or of any liability or fire insurance company by which the

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                          Landlord and the Tenant or either of them may be
                          insured at any time during the Term hereof, from time to time in force applicable to the Premises and to the business from the time being carried on by the Tenant upon the Premises or to the use or occupation of the Premises by the Tenant or anyone claiming under the Tenant.

                 (k) SIGNS: The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed any sign, picture, advertisement, notice, lettering, or decoration (the "Sign") on any part of the exterior of the Premises without in each instance, the prior written approval of the Landlord, such approval not to be unreasonably withheld. Any Sign shall comply to all applicable laws. The Tenant, on ceasing to be the Tenant of the Premises, will, before leaving them, cause any Sign to be removed at its own expense and shall promptly repair any and all damage caused by such installation or removal.

                 (l) DAMAGE TO PREMISES: If any damage occurs to the Premises by any cause, the Tenant will give notice to the Landlord of such damage forthwith upon the same becoming known to the Tenant.


7.               INSURANCE

                 (a)  LANDLORD'S INSURANCE:

                          (i) The Tenant shall pay within ten (10) days of demand by the Landlord, as Additional Rent, all premiums with respect to the insurance covering:

                                  (1)      the Premises (excluding the
                                           foundations and excavations) and the
                                           machinery, boilers and equipment
                                           contained therein and owned by the
                                           Landlord (specifically excluding any
                                           property with respect to which the
                                           Tenant is obligated to insure
                                           pursuant to Section 7(b) hereof)
                                           against damage by fire, explosion,
                                           impact by aircraft or vehicles,
                                           lightning, riot, vandalism,
                                           malicious acts, smoke, leakage from
                                           fire protective equipment, windstorm
                                           or hail and other perils now or
                                           hereafter from time to time embraced
                                           by or defined in a standard fire
                                           insurance policy with extended or
                                           additional perils supplemental
                                           coverage and by-law endorsement;

                                  (2) boiler and pressure vessel insurance which shall include, without limitation, loss or damage of whatsoever kind or nature by reasons of explosion or collapse by vacuum or cracking, burning, or bulging of any steam or hot water boilers, pipes and accessories in an amount as the Landlord shall from time to time reasonably require, having regard to the nature of the boilers and the pressure vessels, if any, in the Premises;

                                  (3)      loss of insurable gross profits
                                           attributable to all perils insured
                                           against by the Landlord or commonly
                                           insured against by prudent
                                           landlords, including loss of all
                                           rentals receivable from the Tenant,
                                           including Minimum Rent and
                                           Additional Rent in such amount as
                                           the Landlord or the Landlord's
                                           mortgagee from time to time
                                           requires;

                                  (4) public liability and property damage insurance in such reasonable amounts as would be carried by a prudent owner of similar premises; and

                                  (5)      any other form of such reasonable
                                           insurance the Landlord or the
                                           landlord's mortgagee reasonably
                                           consider advisable.

                          (ii) Notwithstanding any contribution by the Tenant to the cost of insurance premiums in respect of the insurance maintained by the Landlord for the Premises as herein provided, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

                          (iii)   The Tenant will pay upon demand, as
                                  Additional Rent, the amount of any increase in insurance premiums on the Premises if such increase is caused by the Tenant's occupancy, operations in, use or possession of the Premises whether or not the Landlord has consented to same.

                          (iv) The Tenant covenants that nothing will be done or omitted to be done whereby any policy of insurance shall be canceled or the Premises rendered uninsurable. If notice of cancellation shall be given respecting any insurance policy or any part thereof shall be canceled or refused to be renewed by any insurer by reason of the use or occupation of the Premises by the Tenant, whether or not the Landlord has consented to such use and occupation, the Tenant shall within forty-eight (48) hours after written notice remedy or rectify such use or occupation, and if the Tenant shall fail to do so within such period, the Landlord may, at its option, determine this Lease forthwith by leaving upon the Premises notice in writing of termination and thereupon Rent and any other payment for which the Tenant is liable under this Lease shall be apportioned and paid up in full to the date of such determination of the Lease, and the Tenant shall immediately deliver up vacant possession of the Premises to the Landlord.

       (b)    TENANT'S INSURANCE

              (i) The Tenant shall, throughout the Term of the Lease, at its sole cost and expense, take out and keep in full force and effect, in the names of the Tenant, the Landlord and the Landlord's mortgagee (if applicable), as their respective interest may appear, the following insurance:

                      (1) property damage and public liability insurance including personal liability, contractual liability, tenants' legal liability, and owners' and contractors' protective and non-owned automobile liability insurance coverage with respect to the Premises, including the business operations conducted from the Premises. Such policies shall be written on a comprehensive occurrence basis with limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury to any one or more persons, or property damage, and such higher limits as the Landlord or its mortgagees may reasonably require from time to time.

                      (2) insurance upon property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and which is located within the Premises including without limitation stock-in-trade, chattels, furniture and equipment in an amount not less than the cost of replacement thereof without deduction for depreciation.

              (ii) All property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against the Landlord's employees, servants, agents and those for whom the Landlord is, in law, responsible whether any such damage is caused by the act, omission or negligence of the Landlord or by the Landlord's employees, servants, agents or those for whom the Landlord is in law responsible and shall contain the standard mortgage clause of the Landlord's mortgagee. All liability policies taken out by the Tenant shall be taken out in the names of the Tenant, the Landlord and the Landlord's mortgagee (if applicable) and shall contain a severability of interest clause, a cross liability clause and shall be primary and not call into contribution any other insurance available to the Landlord.

              (iii) All policies will be taken out with insurers acceptable to the Landlord, acting reasonably, and on policies in form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord's mortgagee, certified copies of each such insurance policy will be delivered to the Landlord prior to taking possession of the Premises and every renewal date thereafter. All policies will contain an undertaking by the insurers to notify the Landlord and the Landlord's mortgagee in writing not less than thirty
                      (30) days' prior to any material change, cancellation, or other termination thereof.

              (iv) The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in this
                      Section 7(b) hereof, or should any such insurance not be approved by either the Landlord or the Landlord's mortgagee, and should the Tenant not rectify the situation within fourty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord's mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

              (v) If any insurance policy upon the Premises or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within fourty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, in addition to all other rights and remedies under the terms of this Lease enter upon the Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as Additional Rent. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

       (c) LOSS OR DAMAGE: The Landlord shall not be liable or responsible in any way for any injury or death arising from or out of any occurrence in, upon, at or relating to the Premises, or damage to property of the Tenant or of others located on the Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom the Landlord may in law be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to persons or property resulting form fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by persons in the Premises or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant's insurers.

        (d) INDEMNIFICATION OF LANDLORD: Notwithstanding anything contained in this Lease to the contrary, the Tenant will indemnify the Landlord and save the Landlord harmless from all loss (including loss of Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury arising from this Lease, or any occurrence in, on, or at the Premises, or the occupancy or use by the Tenant of the Premises or any part of them, or occasioned wholly or in part by an act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. The Tenant will also pay all costs, expenses and legal fees incurred by the Landlord in enforcing the covenants and agreements of this Lease.


8.      IMPROVEMENTS, ALTERATIONS, PARTITIONS

        (a) If the Tenant shall during the Term desire to make alterations, decorations, additions or improvements (sometimes hereinafter collectively called "Alterations") to any part of the Premises, it may do so at its own expense at any time and from time to time, provided that such Alterations, shall be made by contractors approved by the Landlord and, provided further, that the Tenant's rights to make such Alterations to the Premises shall be subject to the following conditions:

              (1) Before undertaking any such Alterations, the Tenant shall submit to the Landlord a plan showing the proposed Alterations and shall obtain the written approval and consent of the Landlord to the same and such approval and consent shall not be unreasonably withheld, provided such Alterations are of a nonstructural nature, and further provided no such Alterations shall commence until the Tenant has delivered to the Landlord all requisite permits with respect thereto;

              (2) All such Alterations shall conform to all building by-laws, if any, then in force affecting the Premises and such Alterations or improvements shall be completed in a good and workmanlike manner; and

              (3) Such Alterations will not be, in the sole opinion of the Landlord, of such kind or extent as to in any manner weaken the structure of the Building after the Alterations are completed or reduce the value of the Premises, in which case the Landlord may arbitrarily withhold its consent to same.

        (b) All Alterations made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such Alterations shall not be removed from the Premises either during or at the expiration of the Term or sooner determination of this lease except that:

              (1) The Tenant may at the end of the Term, if not in default, remove its trade fixtures at its own cost;

              (2) the Tenant shall, at the end of the Term, at its own cost remove such of its leasehold improvements and fixtures as the Landlord may require to be removed; and

              (3) the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures are excess for the Tenant's purpose or the Tenant is substituting therefor new and similar trade fixtures, provided the Tenant is not in default and provided the Tenant first notifies the Landlord thereof.

        (c) The Tenant shall, in the case of every such removal, either during or at the end of the Term, make good any damage caused to the Premises by the installation and removal of any such Alterations.

        (d) It is understood and agreed that the Tenant will not remove or carry away from the Premises any plumbing, heating, ventilating and air-conditioning plant or equipment or other building service or services; the Tenant shall leave the plumbing, heating, ventilating and air-conditioning equipment and systems in good operating condition subject to the Tenant's repair obligations hereunder at the expiration of the Term.

9.      DEFAULT

        (a) INTEREST ON RENT PAST DUE: The Tenant shall pay to the Landlord interest at a rate equal to 4% per annum over the prime rate charged by the Landlord's principal banker to the Landlord, calculated and compounded monthly, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. The Tenant shall indemnify the Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of the Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of the Tenant herein contained.

        (b) RIGHT OF LANDLORD TO PERFORM COVENANTS: All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant's sole cost and expense, and without abatement of Rent. If the Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from the Landlord, the Landlord may (but shall not be obligated so to do) perform such act without waiving or releasing the Tenant from any of its obligations relative thereto. All sums paid or costs incurred by the Landlord in so performing such acts under this paragraph 9(a), together with interest thereon at the rate set out in paragraph 9(a) from the date each such payment was made or each such cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

        (c)   EVENTS OF DEFAULT: If and whenever:

              (1) part or all of the Rent hereby reserved is not paid when due, and such default continues for five days after the due date thereof; or

              (2) the remaining Term of this Lease, or any goods, chattels or equipment of the Tenant is taken or exigible in execution or in attachment or if a writ of execution is issued against the Tenant; or

              (3) the Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant; or

              (4) the Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business) or ceases or fails to conduct business from the Premises; or

              (5) the Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by the Tenant (other than payment of Rent) and persists in such failure after 10 days notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than 10 days to rectify, unless the Tenant commences rectification within the 10 days notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach); or

              (6) the Tenant effects a Transfer as defined in paragraph 11(a) without the Landlord's consent; or

              (7) the Premises become and remain vacant or not used for a period of ten (10) consecutive days while the same are suitable for use by the Tenant or if the Tenant attempts to or abandons the Premises or the Premises are used by any person other than the Tenant without the prior written consent of the Landlord; or

              (8) re-entry is permitted under any other provisions of the Lease;

              then and in any of such cases, at the option of the Landlord, the full amount of the current month's and the next ensuing three months' installments of Minimum Rent shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid, and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary regarding the Landlord's right of distress notwithstanding, and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Premises and may apply the proceeds thereof to all Rent and other payments to which the Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide. If any of the Tenant's property is disposed of as provided in this paragraph 9(c), 10 days' prior notice to the Tenant of disposition shall be deemed to be commercially reasonable.

        (d) WAIVER OF EXEMPTION AND REDEMPTION: Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of the Tenant's goods, chattels or trade fixtures on the Premises at any time during the continuance of the Term shall he exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this agreement may he pleaded as an estoppel against the Tenant in any action brought to test the right to levying upon any such goods as are named as exempted in any such statute, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute but for this Lease. The Tenant covenants not to encumber assets on the Premises otherwise eligible for distress.

       (e) SURRENDER: If and whenever the Landlord is entitled to or does re-enter, the Landlord may terminate this Lease by giving notice thereof, and in such event the Tenant shall forthwith vacate and surrender the Premises.

       (f) PAYMENTS: If the Landlord shall re-enter or if this Lease shall be terminated hereunder, the Tenant shall pay to the Landlord on demand:

              (1) Rent up to the time of reentry or termination, whichever shall be the later, plus accelerated Rent as herein provided;

              (2) all expenses incurred by the Landlord including, without limitation, the costs incurred in performing any of the Tenant's obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order repairing the same and preparing them for re-letting; and

              (3) as damages for the loss of income of the Landlord expected to be derived from the Premises, the amounts (if any) by which the Rent which would have been payable under this Lease exceeds the payments (if any) received by the Landlord from other tenants of the Premises payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or if elected by the Landlord by notice to the Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which the Landlord re-lets them if such re-letting is accomplished within a reasonable period after termination and otherwise established by reference to market and other relevant circumstances. Rent and rental value shall be reduced to present worth at an assumed interest rate of 10% on the basis of the Landlord's estimates and assumptions of fact which shall govern.

       (g) RIGHT TO RELET: If the Landlord elects to re-enter the Premises as hereinbefore provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations to the Premises as are necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such Rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable. Upon each such reletting all Rent received by the Landlord from such reletting shall be applied in accordance with the provisions of paragraph 9(h). If such rent received from such reletting during any month is less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency, which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such reentry or taking of possession of the Premises by the Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

       (h) REMEDIES CUMULATIVE: No reference to nor exercise of any specific right or remedy by the Landlord or the Tenant shall prejudice or preclude the Landlord or the Tenant from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord or the Tenant may from time to time exercise any one or more of such remedies independently or in combination.

10.    DAMAGE OR DESTRUCTION

       (a) Provided it is hereby expressly agreed that if and whenever during the Term hereby demised the Building shall be destroyed or damaged, then and in every such event:

              (1) If the damage or destruction of the Building renders TWENTY-FIVE percent (25%) or more of the area of the Building wholly unfit for occupancy or impossible or unsafe for use and occupancy, the Landlord may at its option, terminate this Lease by giving to the Tenant notice in writing of such termination, in which event, this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

              (2) If the damage or destruction is such that the damage to the Premises, in the reasonable opinion of the Landlord to be given to the Tenant within twenty (20) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then the Landlord may, within five (5) days next succeeding the giving of the Landlord's opinion as aforesaid, terminate this Lease by giving to the Tenant notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that the Landlord does not terminate this Lease, then the Landlord shall repair the Premises, except for the Tenant's furnishings, fixtures, improvements and alterations, with all reasonable speed.

              (3) If in the reasonable opinion of the Landlord the damage can be made good as aforesaid within one hundred and twenty (120) days of the happening of such destruction or damage or if the Landlord has not terminated this Lease as aforesaid, and the damage is such that the Premises are capable of being partially used for the purposes for which they are hereby leased, then until such damage has been repaired, Rent shall abate in the proportion that the part of the Premises which is rendered unfit for occupancy bears to the whole of the Premises and the Landlord shall repair the damage, except for the Tenant's furnishings, fixtures, improvements, and alterations, with all reasonable speed, provided that in the event that the repairs are not completed within 120 days of the happening of such destruction or damage, the Tenant may termination this lease.

       (b)    ABATEMENT OF RENT: Except as provided in Subsections 10(a)(2) and
              (3) hereof, there shall be no abatement from or reduction of the rent due hereunder. The Tenant shall not be entitled to damages, losses, costs; or disbursements from the Landlord during the Term hereby created, caused or contributed by or on account of any cause whatsoever including without limitation fire, water, sprinkler systems, failure or stoppage of heat, air-conditioning, light, elevator, live steam or plumbing service in or to the Premises, whether due to acts of God, strikes, accidents, the making of alterations, repairs, improvements, structural changes to the Premises or the equipment or system supplying the said services, or from any cause whatsoever.

11.    ASSIGNMENT AND SUBLETTING

       (a) CONSENT NEEDED: The Tenant will not, during the said Term or any renewals thereof:

              (1)    assign this Lease in whole or in part; nor

              (2) sublet, share, part with possession or license all or any part of the Premises; nor

              (3)    mortgage or encumber this Lease or the Premises

              to or in favour of any person (collectively a "Transfer") without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Landlord will consent to any assignment or sublease intended as security only to a bona fide lender provided such lender agrees to be bound by the terms of this lease upon enforcement of its security and agrees to require any further assignee or sublessee to covenant directly with the Landlord to be bound by the terms and conditions of this Lease.

       (b) HOW CONSENT OBTAINED: In requesting the Landlord's consent pursuant to Section 11(a) herein, the Tenant shall provide the Landlord with all information that it may reasonably require, as set out above, including a true copy of any agreement to assign, or agreement to sublease. Such information may pertain to the identity to the proposed assignee, licensee or sublessee (collectively the "Transferee"), the nature of its business, and information pertaining to the financial strength of its covenant, and such other information as the Landlord shall, from time to time, acting reasonably, require. The Landlord shall maintain confidentially in respect of all such information received. The Landlord will, within thirty (30) days after having received such notice and all such necessary information, notify the Tenant in writing either that it consents to the Transfer, or it does not consent to the Transfer.

       (c) TENANT'S OBLIGATIONS CONTINUED: No assignment, sublease, or other disposition by the Tenant of the Lease or of any interest under this Lease or its right to the use and occupancy of the Premises shall relieve the Tenant from the obligation for the performance of the covenants, obligations, and agreements contained in this Lease. Such assignment or disposition shall render null and void at the time of such assignment or other disposition any options to renew this Lease, options or rights to additional area and options and rights to car parking areas unless the Landlord shall have otherwise agreed in writing.

       (d) CHANGE IN CORPORATE CONTROL: If the sale, assignment, transfer or other disposition of any of the issued and outstanding capital stock, of the Tenant (or any successor or assignee of the Tenant which is a corporation), shall result in changing the control of the Tenant, such sale, assignment, transfer or other disposition shall be deemed a Transfer of this Lease and shall be subject to all of the provisions of this Lease with respect to assignments by the Tenant. Provided, however, that the Landlord's consent shall not be required to any assignment or transfer of the issued and outstanding capital stock of the Tenant:

             (1) to a corporation controlled by or subject to the same control as the assignor or transferor;

             (2) to a member or members of the family of the assignor or transferor; or

             (3)    in the case of devolution through death.

             For the purposes of this section, "control" of any corporation shall be deemed to be vested in the person or persons owning more than fifty (50%) percent of the voting power for the election of the Board of Directors of such corporation and a "member or members" of the family of any assignor or transferor shall include his spouse, parents, brothers, sisters and issue.

      (e) ADVERTISING: The Tenant shall not advertise or allow the Premises or a portion thereof to be advertised as being available for assignment, sublease, or otherwise without the prior written approval of the Landlord as to the form and content of such advertisement, provided that no such advertisement shall contain any reference to the rental rate of the Premises or any part thereof.

12.   STATUS STATEMENT, SUBORDINATION AND ATTORNMENT

      (a) SALE, CONVEYANCE AND ASSIGNMENT: Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign or otherwise deal with the Premises, subject only to the rights of the Tenant under this Lease.

      (b) EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT: A sale, conveyance or assignment of the Premises by the Landlord where the purchaser enters into an agreement with the Tenant to be bound by this Lease and to assume the obligations of the Landlord hereunder shall operate to release the Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express and/or implied, except as such may relate to the period prior to such effective date, and the Tenant shall thereafter look solely to the Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and the Tenant shall attorn to the Landlord's successor in interest thereunder provided such successor in interest has entered into the agreement with the Tenant as aforesaid.

      (c) SUBORDINATION: This Lease is and shall be subject and subordinate in all respects to any and all mortgages, development agreements and site plan agreements now or hereafter placed on the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof.

      (d) ATTORNMENT: If the interest of the Landlord is transferred to any person (herein called the "Purchaser") by reason of foreclosure or other proceedings for enforcement of any mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, the Tenant shall immediately and automatically attorn to the Purchaser.

      (e) EFFECT OF ATTORNMENT: Upon attornment under paragraph 12(d), this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant, upon all of the same terms, conditions and covenants as are set forth in the Lease.

      (f) EXECUTION OF INSTRUMENTS: The subordination and attornment provisions of this Section 12 shall be self-operating and no further instrument shall be required. Nevertheless the Tenant, on request by and at the expense of the Landlord or any successor in interest, shall execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) attornment.

      (g) STATUS STATEMENT: Each of the parties hereto shall at any time and from time to time upon not less than ten (10) days prior notice from the other execute, acknowledge and deliver a written statement certifying, if such is the case:

            (1) that this Lease is in full force and effect, subject only to such modification (if any) as may be set out therein;

            (2) that the Tenant is in possession of the Premises and paying Rent as provided in this Lease;

            (3)     the dates (if any) to which Rent is paid in advance;

            (4) that there are not, to such party's knowledge any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed;

            (5) that all work to be completed by the Landlord has been completed;

            (6)     that any option to renew has been exercised;

            (7) whether there exist any claims or deductions from, or defenses to, the payment of Rent; and

            (8) such other matters as may reasonably requested by the Landlord.

            Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Premises, or any assignee of any such persons. If the Tenant fails to deliver such statement in a timely manner, the Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by the Landlord, and that there are no uncured defaults in the Landlord's performance.

      (h) AUTHORITIES FOR ACTION: The Landlord may act in any matter provided for herein by its property manager and other person who shall from time to time be designated by the Landlord by notice to the Tenant. The Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein may from time to time change, by notice to the Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for the Tenant shall be deemed to be authorized to act on behalf of the Tenant in any matter provided for herein.

13.  MISCELLANEOUS

     (a) WAIVER OF BREACH: The failure of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. No waiver by the Landlord hereunder shall be effective unless such waiver is in writing signed by the Landlord.

     (b) HOLDING OVER: If the Tenant shall continue to occupy the Premises after the expiration of this Lease, with or without the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant at the monthly Rent herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

     (c) PAYMENTS DEEMED RENT: All payments and charges payable by the Tenant pursuant to this lease shall, for all purposes hereunder, be deemed to be Rent. If the Tenant fails to pay any Realty Taxes, rates, insurance premiums or other charges which it has herein covenanted to pay, the Landlord may pay the same and shall be entitled to charge the sums so paid to the Tenant who shall pay them forthwith on demand; and the Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have and take for the recovery of Rent in arrears under the terms of this Lease.

     (d) EVIDENCE OF PAYMENTS BY TENANTS: The Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

     (e) ADJUSTMENTS OF TAXES: The rentals, Realty Taxes, and local improvement rates and other charges herein provided in respect of the first and last years of the Term hereby demised and portion of any months and any period or over holding shall be adjusted between the Landlord and the Tenant on a per diem basis.

     (f) OVERLOADING: The Tenant will not bring upon the Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the Premises and that if any damage is caused to the Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on that part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the cost of making good the same.

     (g) REFUSE: It is hereby expressly agreed that the Tenant will keep the Premises and every part thereof in a clean and tidy condition and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon.

     (h) NET LEASE: It is the purpose and intent of the Landlord and the Tenant that the Minimum Rent shall be absolutely net carefree to the Landlord, so that save as hereinbefore set out, this Lease shall yield, net carefree to the Landlord, the Minimum Rent specified in
          Section 3(a) hereof, in each year during the Term of this Lease without notice or demand, and free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction of setoff and under no circumstances or conditions whether now existing or hereafter arising whether beyond the present contemplation of the parties is the Landlord to be expected or required to make any payment of any kind whatsoever or to be under any obligation or liability hereunder. All expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease shall be paid by the Tenant and the Landlord shall be indemnified and saved harmless by the Tenant for all costs of same.

     (i) SALES TAXES: Notwithstanding any other section or clause of the Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, or any other taxes imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, whether characterized as a goods and services tax, sales tax, value added tax or otherwise (herein called "Sales Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for any rights of recovery of such amount as it has for recovery of Rent under this Lease.

     (j) INSPECT PREMISES: Provided that during the Term hereby created any person or persons may inspect the Premises and all parts thereof at all reasonable times, on producing a written order to that effect signed by the Landlord or its agents.

     (k) NOTICE FOR SALE OR TO LET: Provided that the Landlord shall have the right during the Term of this Lease to place upon the Premises a notice stating that the Premises are for sale and shall, within six
          (6) months prior to the termination of the Term, have the right to place upon the Premises a notice stating that the Premises are for rent and, further provided that the Tenant will not remove such notice or permit the same to be removed.

     (l)  EXPROPRIATION:

          (1) If during the Term any expropriation of all or any part of the Premises takes place, neither of the parties shall have any claim against the other for the value of any unexpired portion of the Term of this Lease or for damages or otherwise.

          (2) Each party shall have the right to claim and recover from the expropriating authorities such compensation as may be separately awarded or recoverable.

          (3) The Landlord and the Tenant agree to inform each other fully as to their respective claims for compensation made by them in the event of any expropriation and not to claim compensation on any basis inconsistent with this Lease and to reasonably cooperate with each other in the prosecution of any proper separate claims. Neither party shall compromise the claim of the other party without its consent.

     (m) FORCE MAJEURE: Notwithstanding any other provision of this Lease, if the Landlord or the Tenant is, in good faith, delayed or prevented from doing anything required by this Lease because of a strike, labour trouble, inability to get materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or any other similar reason that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse the Tenant from payment of Rent or the Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this Lease.

     (n) PLANNING ACT: It is a condition of this Lease that the subdivision control provisions of the Planning Act (Ontario), and amendments thereto, be complied with if they apply. If the provisions of the Planning Act do apply, then until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights and entitlement granted by this Lease are deemed to extend for a period not exceeding twenty-one (21) years less one (1) day from the commencement of the Term.

     (o) ENTIRE AGREEMENT: This Lease and the Schedules annexed hereto constitute the entire agreement between the parties hereto with respect to the Premises and may be amended only by an agreement in writing signed by the Landlord and the Tenant and no party hereto is bound by any representations, warranties, promises or agreements or inducements not embodied herein and in particular, no warranties of the Landlord not expressed herein are to be implied.

     (p) PARTIAL INVALIDITY: If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     (q) REGISTRATION: The Tenant shall not register this Lease, but may register a Notice of Lease. Such Notice of Lease shall describe the parties, the Premises, the Term of this Lease and any renewals and shall be prepared by the Tenant's solicitors, subject to the prior written approval of the Landlord and its solicitors, at the Tenant's expense, and shall be registered at the Tenant's expense.

     (r)  NOTICE:

          (1) Any notice, request or demand herein provided for or given hereunder if given by the Tenant to the Landlord shall be sufficiently given if hand delivered or mailed by registered mail, postage prepaid, return receipt requested, addressed to the Landlord at 1131 Leslie St., Toronto, Ontario M3C 2K6. Any notice herein provided for or given hereunder if given by the Landlord to the Tenant shall be sufficiently given if hand delivered or mailed as aforesaid addressed to the Tenant at the Premises.

          (2) Any notice mailed as aforesaid shall be conclusively deemed to have been given on the third business day following the day on which such notice is mailed as aforesaid or if hand delivered on the date of delivery. Either party may at any time notify the other in writing of a change of address and the address specified in the notice will be considered the address of the party for the giving of notices under this Lease. If the postal service shall be interrupted or substantially delayed, any notice, request, demand or other communication will only be delivered in person. A notice given by or to one Tenant is a notice by or to all of the persons who are the Tenants under this Lease.

      (s) QUIET ENJOYMENT: The Landlord covenants with the Tenant for quiet enjoyment, without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord.

      (t) GENDER AND NUMBER: Words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice-versa. The captions are descriptive only and do not form part of this lease.

      (u) GOVERNING LAW: This Lease shall be governed and shall be construed in accordance with the laws of the Province of Ontario.

      (v) TIME OF THE ESSENCE: Time shall be of the essence of this Lease and of every part hereof.

      (w) BINDING: This agreement and everything herein contained shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. All the Tenant's covenants herein contained shall be deemed joint and several and all rights and powers reserved to the Landlord may be exercised by either the Landlord or its agents or representatives.


      IN WITNESS WHEREOF the Parties hereto have executed this Lease as of the date above first written.

SIGNED, SEALED AND DELIVERED
 in the presence of:                         )
                                             )   ATLANTIS REAL ESTATE CORPORATION
                                             )   on behalf of the owners
                                             )
                                             )
                                             )   Per:  XXXXXXXXXXXXX               Date: June 8/99
------------------------------------         )       ----------------------------        ------------
Witness                                      )
                                             )
                                             )   HYDROGENICS CORPORATION
                                             )   INCORPORATED
                                             )
                                             )
/s/ RAY CANDIDO                              )   Per: /s/ BOYD TAYLOR              Date: June 7/99
------------------------------------         )       ----------------------------        ------------
Witness   Ray Candido                        )       Boyd Taylor - Director
                                             )
                                             )
                                             )
/s/ DR. JEAN HAMELIN                         )   Per: /s/ PIERRE RIVARD            Date: June 7/99
------------------------------------         )       ----------------------------        ------------
Witness   Dr. Jean Hamelin                   )       Pierre Rivard - President


                                  SCHEDULE "A"



ALL AND SINGULAR that certain parcel or tract of land situate, lying and being in the Township of Vaughan in the Regional Municipality of York, described as lot 36 on registered Plan 65-M-2309, having a frontage of 131 feet and a depth of 255 feet, more or less, bearing civic address of 100 Caster Avenue, having a net rentable area of approximately 13,600 square feet.